Exhibit 16.1

Deloitte &Touche LLP
Suite 2000
191 Peachtree Street NE
Atlanta, GA 30303-1943
USA

Tel: +1 404 220 1500 www.deloitte.com

March 21, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Georgia Gulf Corporation’s Form 8-K dated March 21, 2011, and have the following comments:

1.                         We agree with the statements made in Item 4.01 (a).

2.                         We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu